Exhibit 99

FOR IMMEDIATE RELEASE
Contacts:
Investor contact:	Angela Strickland	847-549-6002	angela.strickland@ztrim.com
Media contact:	Phil Versten	847-549-6002	phil.versten@ztrim.com

Z Trim Holdings, Inc. Annual Shareholders Meeting Highlights:

New Directors Elected—Management Reports Progress on Growth Plan

Shareholders Experience Great Tasting Food Products with Significantly Reduced Calories from Fat, Demonstrating Z Trim’s Versatility across Numerous Food Categories

MUNDELEIN, Ill., January 7, 2008 / PRNewswire/ -- Z Trim Holdings, Inc. (Amex: ZTM) reported today the results of its December 19, 2007 annual shareholder meeting. With approximately 100 shareholders in attendance, the meeting was an important milestone for the company, featuring straightforward discussion by new President Steve Cohen on the aggressive direction the Z Trim management team and newly elected board of directors are pursuing to advance Z Trim as one of the most important food innovations and advances in recent history.  Cohen discussed his management style and immediate planning priorities and addressed questions and comments by shareholders in attendance.

Demonstrating the unique attributes and versatility of Z Trim, the meeting featured a presentation of meat, dips, soups, sauces, rolls, calzones and cakes, cookies and ice cream, all with nutritional profiles improved by Z Trim. The calories from fat in these favorite, common foods were reduced anywhere from 30% to 80% without compromising taste.

Shareholders expressed strong enthusiasm about the products and welcomed Mr. Cohen’s stated commitment to sound business management, the creation of efficiencies in operations, and a focus on providing partnership solutions in the marketplace.

At the end of his comments, Mr. Cohen presented the new board of directors to Z Trim shareholders, asking each board member to address the shareholders with their qualifications and perspective on the future of Z Trim.  Seven nominees were elected to the board to serve until such time as respective successors are duly elected. Five of the seven directors are new to the board.

“This is a highly and uniquely qualified group of professionals  with an outstanding food service industry mix of solid, proven experience,” said Steve Cohen. “Each brings diverse and important, strategic skills to help Z Trim advance our vision of helping revolutionize the foodservice industry while also tackling the major societal issue of obesity. I look forward to working with and blending this great reserve of energy and ideas into the solid performer in the marketplace that we know Z Trim can be,” he added. “We have the product, the vision, and the expertise.”

Shareholders listened intently to the comments of each board member and many expressed enhanced confidence in the prospects for the future of the company based on the depth of the board, the new management team and the assertive and forthright direction the company is taking in its approach to the food industry.

Newly elected to the board are: Triveni Shukla, PhD.; Michael Donahue, Mark Hershhorn, Harvey Rosenfeld, and Randal Hoff. Previous appointees to the Board, ratified by shareholders with this election, include Steve Cohen and Brian Israel (see bios, below).

Vote outcomes for the seven directors were as follows:

Name of Nominee	Votes For (on a cumulative basis)
Steven J. Cohen	43,685,541
Triveni Shukla	43,184,327
Brian S. Israel	42,992,605
Michael Donahue	63,143,524
Mark Hershhorn	63,214,678
Harvey Rosenfeld	63,212,578
Randal Hoff	63,213,978

Upon the announcement of the final vote count, the directors took turns offering brief comments on their vision for the company, each sounding notes of optimism and stressing the important and unique role Z Trim can play in spurring innovation and transformation in the food and nutrition industries. At the conclusion of the meeting, the Directors made themselves available to carry on individual discussions with shareholders over a buffet sampling of foods made with Z Trim.

As well, shareholders considered whether to ratify the selection of Blackman Kallick Bartelstein LLP as independent accountants of the Company for the fiscal year ending December 31, 2007. There were 56,209,361 votes cast in favor, 146,443 votes cast against and 365,661 abstentions and broker non-votes, which vote was sufficient for approval.

BIOS OF BOARD OF DIRECTORS

Steven J. Cohen, President of Z Trim Holdings, Inc. Mr. Cohen has been employed by Z Trim since 2002 when he was hired as its director of investor relations.  He was promoted to Vice President of Corporate Development in 2003 and to President in 2006 when he also began serving on the Board of Directors.  In August of 2007 Mr. Cohen assumed the role of chief executive officer.  Prior to joining Z Trim, Mr. Cohen had 25 years' experience at the Chicago Mercantile Exchange where he worked in various brokerage house positions as well as a trader. Mr. Cohen attended college at the University of Illinois and Oakton Community College.  Mr. Cohen was a member of the U.S. Olympic team at the 1988 Olympics in Seoul and was a coach for the U.S. Olympic Team at the 2000 Olympics Coach in Sydney Australia.

Brian S. Israel was appointed in 2007 to fill a vacancy in the company’s board of directors. Mr. Israel provides strategic planning, training and project management services to businesses and non-profit entities as an independent consultant. He also serves as President of North Shore Custom Homes, Ltd.  Mr. Israel is a former President of the Illinois Mortgage Bankers Association and spent more than 20 years in the real estate finance industry, during which he managed teams responsible for production, operations, risk management, product and policy development, technology and project management functions for a major national lender and a large regional commercial bank.

Triveni Shukla, PhD, is the current Executive Vice President, Marketing & Technology for Z Trim Holdings, Inc. Dr. Shukla has extensive experience in food science and engineering, food manufacturing plant design, research and development, and business and market planning.

Dr. Shukla served as Associate Director, Research and Planning, for Phelco-Land O’Lake from 1969 through 1973. He was Quality Control Incharge for the National Dairy Research Institute, India and was the youngest gazetted officer approved by Union Public Service Commission, India.  Dr. Shukla was a third party expert for International Finance Corporation/Word Bank from 1991 through 2001. Dr. Shukla has provided advisory services to the following companies around the globe: US Feed Grains Council, Indian Council of Agricultural Research, Winrock International, Labbat Anderson Group,  Anheuser-Busch,  A.E. Staley, American Maize Co., Bimbo (Mexico), Cedarburg Dairy/Kemp, Cargill, ConAgra, Experience Inc., Frigo Cheese Co./Unigated Ltd., Grupo Minsa s.a. de c.v. (Mexico), Heinz Co./Ore-Ida Foods, Heinz Co./Foodways Natl., Hershey Foods Corporation, Illinois Cereal Mills, Kraft-General Foods,  Mexican Accent Inc., Monsanto Company, Nabisco Brands, National Honey Board, Oscar Meyer Foods/Philip Morris, Procter & Gamble, Quaker Oats, Sigma Alimentos/Grupo Alpha (Mexico), Group Minsa of Mexico and Matrix Group of Malaysia.  Dr. Shukla’s advisory services have been of the nature of privatization, business planning, innovation and R&D, plant start-up, and management of intangible assets. Dr. Shukla has designed turnkey facilities in Colombia, India, Malaysia, and Taiwan.

Michael Donahue, is President and Senior Partner, Westside Holdings, LLC, a Chicago-based management consulting and holding company. He is the former Chief Communications and External Relations Officer, McDonald's USA, where he was a senior executive for twenty years, and is widely regarded throughout the business world and the food industry as an architect of innovative and leadership driven brand and reputation management solutions for major corporations, business leaders and philanthropic initiatives and organizations.  While at McDonald’s Mike led the companies industry leading initiatives addressing major societal concerns, including balanced lifestyle and nutrition issues, childhood obesity and meaningful, multi-dimensional solutions to address such challenges.

Harvey Rosenfeld is Chairman and CEO of U.S.A. Group, Inc. since July of 1987.  He founded the third party administration company to provide plan services to wholesale and retail sectors of the employee benefits marketplace.  Prior to that, he served in several highly responsible positions in the banking industry, most recently as Vice President and Group Manager of Continental Illinois Bank from 1979 to 1987.

Mark Hershhorn has a background in the marketing and operations of nutrition systems, food industry marketing and transactional television.  Mark currently serves as President and co-owner of CKS & Associates Management LLC; President and CEO of CKS & Associates; CEO of Midwest Real Estate Investment LLC; General Partner of New Horizons West LLP, and CEO of New Horizons Real Estate Holdings LLC. During much of the 1990’s, Mark served as President, CEO and director of National Media Corporation (NYSE-NMC) and as Chairman of the company’s international subsidiary, Quantum International Ltd.  Prior to that, Mark served as Senior Vice President of food operations and joint ventures for Nutri/System, Inc.  During the 1980’s, Mark was Chief Financial Officer, Treasurer, Vice President and director of the Franklin Mint.  Mark has also held positions with companies such as Price-Waterhouse, Pfizer Diagnostics, and Wallace and Wampole Laboratories.  Mark received his BS Degree in Economics from Rutgers University and an MBA from the Wharton School of Finance, University of Pennsylvania.

Randal Hoff is a senior executive with over thirty years of diverse general management, sales, financial, and administrative experience with the industrial group of a $2.5 billion multinational food company.  Mr. Hoff has been Vice-President and General Manager of McCormick and Co, Inc.’s McCormick Flavor Division since 2000, where he managed the Ingredient, Seasoning and Flavor sub-divisions for their industrial business in the United States.  He was additionally responsible for McCormick Canada and McCormick Pesa, the industrial divisions of McCormick in Canada and Mexico.

ABOUT Z TRIM®

Z Trim (www.ztrim.com) is a natural functional food ingredient made from the hulls of grain. Z Trim lowers calories from fats by up to 80% in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements.  Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to material weaknesses in internal control over financial reporting, our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

#                              #